Independent Auditors' Consent


We consent to the use in this Registration Statement of BMA Variable Life Account A of Business Men's Assurance Company of America on Form N-6 of our report dated April 29, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the business combination accounted for as a purchase in 2003) relating to the financial statements of Business Men's Assurance Company of America, and of our report dated April 29, 2004 relating to the financial statements of BMA Variable Life Account A, appearing in the related Statement of Additional Information (which is incorporated by reference into the Prospectus of the BMA Variable Life Account A) which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.


/s/Deloitte & Touche, LLP

Deloitte & Touche, LLP
Greenville, South Carolina
April 30, 2004


                        Consent of Independent Auditors


We hereby consent to the use in this Registration Statement on Form N-6 of our report dated February 14, 2003, relating to the consolidated financial statements of Business Men's Assurance Company of America and our report dated February 28, 2003, relating to the financial statements of BMA Variable Life Account A, which appear in such Registration Statement and the related Statement of Additional Information accompanying the Prospectus of BMA Variable Life Account A. We also consent to the reference to us under the heading "Experts" in such Registration Statement and Statement of Additional Information.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Kansas City, Missouri
April 30, 2004